SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 15, 2005, our Audit Committee reviewed with our management proposed changes to our consolidated financial statements related to income (loss) from continuing operations and income from discontinued operations in our annual consolidated financial statements for the year ended September 30, 2004, and our interim consolidated financial statements for the quarter ended December 31, 2003 and the six months ended March 31, 2004.  The changes related to the correction of an error in the accounting for income taxes related to income from discontinued operations generated by trust distributions in fiscal 2004.  Our Audit Committee considered, and authorized our management to make a final determination whether such financial statements should no longer be relied upon.  On August 16, 2005, our management concluded that, due to the need to restate our consolidated financial statements related to income (loss) from continuing operations and income from discontinued operations, our annual consolidated financial statements for the year ended September 30, 2004 included in our Form 10, and our interim consolidated financial statements for the quarter ended December 31, 2003 and the six months ended March 31, 2004 included in our quarterly reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005, respectively, should no longer be relied upon.  For the year ended September 30, 2004, the quarter ended December 31, 2003 and the six months ended March 31, 2004, our accounting for income taxes was incorrect because of an error related to income from discontinued operations generated by trust distributions in fiscal 2004.  Based upon completion of our preliminary analysis, the impact of the related restatements will increase previously reported income (loss) from continuing operations by $919,000 for the quarter ended December 31, 2003, and by $984,000 for the six months ended March 31, 2004 and the fiscal year ended September 30, 2004, and will decrease income from discontinued operations, net of tax, by equivalent amounts.  The adjustment will have no impact on previously reported net loss, net cash provided by operating activities and total stockholders’ equity.

In our amended Form 10, we will restate amounts reported for the year ended September 30, 2004.  In our amended Form 10-Q for the quarterly period ended December 31, 2004, we will restate amounts reported for the three months ended December 31, 2003.  In our amended Form 10-Q for the quarterly period ended March 31, 2005, we will restate amounts reported for the six months ended March 31, 2004. We currently expect to file such amendments by approximately August 22, 2005. Our management has discussed the nature of the errors and the decision to restate the financial statements with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

Although we have not yet been required to assess and report on the effectiveness of our internal control over financial reporting, we have concluded that we did not maintain effective internal control over financial reporting related to accounting for income taxes required under SFAS No. 109.  Specifically, we did not maintain effective controls to ensure that the tax accounting was accurately presented for unique transactions and situations or that the related tax accounting was appropriately reviewed to ensure compliance with generally accepted accounting principles.  This control deficiency will result in the restatement of our annual consolidated financial statements for the year ended September 30, 2004, and our interim consolidated financial statements during fiscal year 2004 (included in our Form 10-Qs for the quarters ended December 31, 2004 and March 31, 2005) as discussed above. Additionally, this deficiency in internal control over financial reporting could result in a misstatement to the tax provision and related tax accounts and disclosures that would result in a material misstatement in the annual or interim financial statements that would not be prevented or detected. Accordingly, we determined that this was a material weakness in internal control over financial reporting as of September 30, 2004 and through June 30, 2005.

We intend to remediate this material weakness in internal control over financial reporting during 2005 and will report on its status when we file our Form 10-K for the year ending September 30, 2005.  In particular, we intend to:

•                  Strengthen our internal knowledge base with expanded training and education.

•                  Expand our review procedures related to unique and specialized transactions.

•                  Review unique and specialized transactions on a contemporaneous basis.

•                  Increase consultations with external experts in the field of accounting, to augment our internal knowledge and experience base.

By implementing internal control improvements we expect to remediate this material weakness in internal control over financial reporting before September 30, 2006, which is the date with respect to which our management, and our independent registered public accounting firm, must first report on the effectiveness of our internal control over financial reporting under the Section 404 provisions of the Sarbanes-Oxley Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary